SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 18, 2005

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

           On November 18, 2005, the Compensation Committee of the Board of Directors of Interpool, Inc. (the “Company”) agreed with three executive officers of the Company (Arthur Burns, Executive Vice President and General Counsel; Richard W. Gross, Executive Vice President; and James F. Walsh, Executive Vice President and Chief Financial Officer) upon an arrangement whereby all stock appreciation rights (“SARs”) granted to such executive officers in 2004 in connection with their employment agreements would be voluntarily cancelled. In connection with the cancellation of these SARs, each of these executive officers was granted new stock options pursuant to the Company’s 2004 Stock Option Plan for Executive Officers and Directors with respect to the same number of shares as the cancelled SARs. The stock options granted on November 18, 2005 have an exercise price of $18.77 per share (the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant) and otherwise have terms similar to those of the cancelled SARs. In addition, in connection with the cancellation of the SARs, each of these executive officers became entitled to receive from the Company a cash amount equal to the difference between the $18.77 exercise price of the new stock options and the $14.05 exercise price of the cancelled SARs, multiplied by the number of SARs (vested and unvested) previously held by the executive officer that were cancelled. A portion of this cash amount will be payable on or before December 31, 2005 and the balance will be paid during 2006.

           Pursuant to this arrangement, on November 18, 2005, Mr. Burns was granted options with respect to 150,000 shares of common stock, all of which are vested (as was the case with the SARs held by Mr. Burns that have been cancelled); Mr. Gross was granted options with respect to 100,000 shares of common stock, all of which are vested (as was the case with the SARs held by Mr. Gross that have been cancelled); and Mr. Walsh was granted options with respect to 25,000 shares, of which 5,000 are vested, with 11,666 scheduled to vest on December 31, 2005 and the remaining 8,334 scheduled to vest on December 31, 2006 (tracking the vesting schedule of the SARs held by Mr. Walsh that have been cancelled). In addition, pursuant to the Compensation Committee's actions descibed above, Mr. Burns became entitled to receive cash payments in 2005 and 2006 totalling $708,000; Mr. Gross became entitled to receive cash payments in 2005 and 2006 totalling $472,000; and Mr. Walsh became entitled to receive cash payments in 2005 and 2006 totalling $118,000.

Item 9.01 Financial Statements and Exhibits.

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits: None

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signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: November ____, 2005